SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to
Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 13, 2004

The Hockey Company

(Exact name of registrant as specified in its charter)

Delaware	0-19596	13-36-32297
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3500 Boulevard de Maisonneuve West, Suite 800

Montreal, Quebec, Canada  H3Z 3C1

(Address, of principal executive offices, including zip code)

(514) 932-1118

(Registrant’s Telephone number including area code)

N/A

(Former name or former address, if changes since last report)

Item 5.           Other Events.

In a press release dated July 13, 2004 and attached hereto as Exhibit 99.1, Reebok International Ltd.’s subsidiaries The Hockey Company and Sport Maska Inc. announced that they had successfully completed their consent solicitation, priced the tender offer for their 11 1/4% Senior Secured Note units due 2009, and accepted for payment all such Note Units that were tendered prior to 5:00 p.m.  New York City time on July 12, 2004.

Item 7.                                             Financial Statements, Pro Forma Financial Information and Exhibits.

(c)                                  Exhibits:

99.1.                        Press Release of The Hockey Company and Sport Maska Inc. dated July 13, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOCKEY COMPANY

	By	/s/ Robert A. Desrosiers
Robert A. Desrosiers
Chief Financial Officer

Date: July 14, 2004.

EXHIBIT INDEX

The following designated exhibit is filed herewith:

99.1                                                                           Press Release of The Hockey Company and Sport Maska Inc. dated July 13, 2004.